UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 15, 2004

PS BUSINESS PARKS, INC.
(Exact name of registrant as specified in its charter)

California (State or Other Jurisdiction of Incorporation)	1-10709 (Commission File Number)	95-4300881 (I.R.S. Employer Identification Number)

701 Western Avenue, Glendale, California 91201-2397

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (818) 244-8080

N/A

(Former name or former address, if changed since last report)

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

The Company has appointed, effective December 1, 2004, John W. Petersen, age 40, as Executive Vice President and Chief Operating Officer. From 2001 to the present, Mr. Petersen has served as Senior Vice President, San Jose Region, for Equity Office Properties Trust with overall responsibility for its San Jose region. From 1995 to 2001 he served in various property management capacities with Spieker Properties, Inc. until its merger with EquityOffice Properties Trust.

Under the terms of his employment, if Mr. Petersen is terminated before December 31, 2005, he will be entitled to one-year’s base salary and bonus.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PS BUSINESS PARKS, INC.

Date: November 15, 2004
By: /s/ Edward A. Stokx
Edward A. Stokx
Chief Financial Officer

News Release

PS Business Parks, Inc.
701 Western Avenue
Glendale, CA 91201-2349
www.psbusinessparks.com

For Release:     Immediately
Date:                 November 15, 2004
Contact:           Mr. Edward A. Stokx
                          (818)244-8080, Ext. 649

PS Business Parks, Inc. Announces John W. Petersen to join firm as Executive Vice President and Chief Operating Officer

Glendale, California — PS Business Parks, Inc. (AMEX:PSB), announced today that John W. Petersen will join PS Business Parks as Executive Vice President and Chief Operating Officer, reporting to Joseph D. Russell, Jr., President and CEO. Mr. Petersen will lead the Company’s day-to-day operations across its 18.4 million square foot portfolio which covers eight metropolitan markets. Mr. Petersen is a veteran real estate professional with over 17 years of experience in commercial real estate in a number of markets. Most recently, Mr. Petersen was Senior Vice President, San Jose Region, for Equity Office Properties (NYSE:EOP), responsible for 11.3 million square feet of multi-tenant office, industrial and R&D space in Silicon Valley. Prior to EOP, Mr. Petersen was with Spieker Properties for six years, overseeing the growth of that company’s portfolio in San Jose, creating an office concentration through acquisition and development of nearly three million square feet. Mr. Petersen is a graduate of The Colorado College in Colorado Springs, Colorado, and is currently the President of NAIOP, Silicon Valley.

Joe Russell commented, “I am pleased to have John join the PSB team. His experience in a wide range of multi-tenant properties is an excellent fit for our platform at PS Business Parks. As we grow our portfolio and tenant base, John’s knowledge and strategic focus on tenant and market initiatives will greatly add to the success of our decentralized approach to leasing and property management.” Mr. Petersen added, “I am excited to join such a talented and motivated team of professionals at PS Business Parks. I look forward to contributing to PSB’s goal of outperforming each of its markets and enhancing the customer and market driven approach that PS Business Parks has based its growth upon.”

Company Information

PSB is a self-advised and self-managed equity real estate investment trust that acquires, develops, owns and operates commercial properties, primarily flex, multi-tenant office and industrial space. The Company defines “flex” space as buildings that are configured with a combination of office and warehouse space and can be designed to fit a number of uses (including office, assembly, showroom, laboratory, light manufacturing and warehouse space). As of September 30, 2004, PSB wholly-owned approximately 18.4 million net rentable square feet of commercial space with approximately 3,600 customers located in eight states, concentrated primarily in California (5,160,000 sq. ft.), Texas (2,852,000 sq. ft.), Florida (3,342,000 sq. ft.), Oregon (1,939,000 sq. ft.), Virginia (2,786,000 sq. ft.) and Maryland (1,646,000 sq. ft.).

Additional information about PS Business Parks, Inc. is available on the Internet. The Company's web site is www.psbusinessparks.com.